Exhibit 99.1

AT EPIX

Peyton Marshall, Chief Financial Officer

Angela Elrod, Investor Relations Manager

(617) 250-6012

FOR IMMEDIATE RELEASE

October 26, 2004

EPIX REPORTS THIRD QUARTER 2004 RESULTS AND PROVIDES MS-325 REGULATORY  UPDATE

- Conference call update to include recent FDA communications -

Cambridge, MA, October 26, 2004 — EPIX Pharmaceuticals, Inc. (Nasdaq: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI), today announced its financial results for the third quarter 2004 and provided an update on the regulatory status of the New Drug Application (NDA) for MS-325, the Company’s lead imaging pharmaceutical designed for Magnetic Resonance Angiography (MRA).

FINANCIAL RESULTS.  Financial highlights for the quarter ended September 30, 2004 included:

•      Net loss of $6.4 million, or $0.28 per share, in the third quarter of 2004 compared to a net loss of $3.4 million, or $0.17 per share, for the third quarter of 2003.

•      Revenues of $3.2 million in the third quarter of 2004 as compared to $3.9 million in 2003.

•      Total operating expenses for the quarter ended September 30, 2004 of $9.4 million compared to $7.3 million for 2003.

•      Cash, cash equivalents and marketable securities totaled $169.0 million as of September 30, 2004.

Shares outstanding as of September 30, 2004 were 23.0 million.

Financial highlights for the nine months ended September 30, 2004 included:

•      Net loss of $15.2 million, or $0.67 per share in 2004, compared to a net loss of $12.4 million, or $0.69 per share for the nine months ended September 30, 2003.

•      Revenues of $10.1 million in 2004 as compared to $11.2 million for the same nine month period in 2003.

•      Total operating expenses of $25.3 million in 2004 compared to $23.7 million for the same nine month period in 2003.

FDA UPDATE.  EPIX also provided an update regarding recent communications with the U.S Food and Drug Administration (FDA) about its NDA for MS-325.  Following EPIX’s October 4, 2004 announcement of the 90-day extension of its NDA action date by the FDA to mid-January 2005, the Company has had communications with the Agency that have covered the current open review points. The FDA has indicated that its principal questions relate to the non-contrast MRA comparator scans used in the Phase III trials and to the statistical treatment of uninterpretable scans.  As previously reported by EPIX, an important feature of MS-325 is that it virtually eliminated uninterpretable MRA images in the Phase III trials while non-contrast MRA produced a significantly higher rate of uninterpretable images in these studies.

The MS-325 Phase III clinical trial protocol required investigators to use their standard clinical practice for acquiring non-contrast MR angiograms.  The FDA expressed some concern that a uniform non-contrast imaging method was not used at all sites. The Agency requested analyses to help it understand whether the specific choice of non-contrast imaging technique affects the results of the Phase III trials.  The FDA also requested several analyses showing alternative statistical treatment of uninterpretable scans in the calculation of sensitivity and specificity  including analyses in which uninterpretable scans are excluded.  EPIX has provided detailed responses to these questions.

 “We continue to be pleased by the level of dialog with the FDA and at this point believe that the Agency’s key questions are on the table,” commented Michael D. Webb, Chief Executive Officer of EPIX.  “We have responded quickly to these issues with data and analyses that we believe are supportive of our NDA.  Our Phase III clinical trial protocols required the use of institutional standard medical imaging practice at each site, allowing different non-contrast MRA methods in order to avoid introducing bias into the trials. We have provided the FDA with analyses which we believe show the consistency of the clinical trial results across non-contrast imaging methods,” Webb continued.  “Eliminating the effects of uninterpretable scans completely from the sensitivity and specificity statistical calculations inherently reduces the resultant efficacy improvements for MS-325 reported in these trials, given the significant reduction of uninterpretable scans seen with MS-325-enhanced MRA.  We believe that a key benefit of MS-325 is that it improves MRA interpretability and we are discussing with the FDA the possibility of considering an improvement in interpretability as a distinct clinical benefit of MS-325. We are confident in the safety and efficacy profile of MS-325 and continue to expect product approval in the first quarter of 2005.  However, FDA’s review of the alternative analyses or interpretations we have provided could affect approval, timeliness of approval or labeling of MS-325.  We continue to work closely with Schering AG, Germany, our sales and marketing partner for MS-325, on preparations for the product’s commercialization following regulatory approval.”

Other recent developments have included:

•      Announcement of the August 2004 initiation of Phase I clinical trials for EP-2104R, a blood clot imaging pharmaceutical.

•      Announcement in September 2004 of EPIX Medical, Inc.’s name change to EPIX Pharmaceuticals, Inc.

•      Announcement in the third quarter of 2004 that Gregory Phelps and Mark Leuchtenberger joined EPIX’s Board of Directors.

EPIX will host a conference call and live webcast of its conference call discussing the Q3 financial results and the regulatory update at 4:30 pm ET today, Tuesday, October 26, 2004. Michael D. Webb, Chief Executive Officer, Andrew Uprichard, President and Chief Operating Officer, and Peyton Marshall, Chief Financial Officer, will host the call. The dial-in number for the EPIX conference call is 800-399-4810. A recording of this call may be accessed through Wednesday, November 3, 2004, by calling 800-642-1687, using reservation code 1525295. The press release and the conference call webcast can also be accessed by visiting the EPIX website at www.epixpharma.com.  Please connect to the EPIX website at least 10 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the live webcast.  Two hours after the live webcast, an archived version of the call will be available on the EPIX website by clicking “Investor Relations”.

EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease.  The Company uses its proprietary Target Visualization Technology™ to create imaging pharmaceuticals targeted at the molecular level, enabling physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes.  The Company’s lead product candidate, MS-325, is the first imaging pharmaceutical specifically designed for MRA.    Schering AG, Germany, the market leader in MRI contrast agents, is the worldwide sales, marketing and development partner for MS-325.  Schering AG submitted MS-325 for marketing approval in the European Union and that application was accepted for filing in June 2004.  EPIX is also collaborating with Schering AG in the development of its second drug candidate, EP-2104R, for imaging blood clots using MRI, and in a research partnership to discover novel compounds for MRI.  To receive the latest EPIX news and other corporate developments, please visit the new EPIX website at www.epixpharma.com.

This news release contains forward-looking statements based on current expectations of the Company’s management. Such statements are subject to risks and uncertainties which could cause actual results to differ from those projected, including risks and uncertainties related to the conduct of, and results obtained from, our clinical trials, our dependence on corporate collaborations, our ability to develop multiple applications for our products and technologies, market acceptance of our products, reimbursement policies of third-party payors with respect to our products, competition and technological change.

EPIX Pharmaceuticals, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,
	2004	2003
	($in thousands, except for loss per share)
Revenues:
Product development revenue	$2,274	$2,835
Royalty revenue	701	682
License fee revenue	263	401
Total revenues	3,238	3,918
Operating Expenses:
Research and development	6,508	5,618
General and administrative	2,879	1,678
Total operating expenses	9,387	7,296
Operating loss	(6,149)	(3,378)
Other income, net	(247)	16

Loss before provision for income taxes	(6,396)	(3,362)
Provision for income taxes	17	3

Net loss	$(6,413)	$(3,365)
Net loss per share	$(0.28)	$(0.17)
Weighted average shares	22,988	19,766

	Nine Months Ended September 30,
	2004	2003

Revenues
Product development revenue	$6,888	$8,160
Royalty revenue	2,398	1,782
License fee revenue	822	1,294
Total revenues	10,108	11,236
Operating Expenses:
Research and development	17,095	18,901
General and administrative	8,171	4,843
Total operating expenses	25,266	23,744
Operating loss	(15,158)	(12,508)
Other income, net	(35)	144

Loss before provision for income taxes	(15,193)	(12,364)
Provision for income taxes	46	69

Net loss	$(15,239)	$(12,433)
Net loss per share	$(0.67)	$(0.69)
Weighted average shares	22,810	18,021

Condensed Balance Sheet

	September 30,	December 31,
	2004	2003
	($in thousands)
Assets:
Cash, cash equivalents and available-for-sale marketable securities	$169,042	$79,958
Other current assets	1,432	440
Property and equipment, net	2,732	1,413
Other assets	3,568	64
Total assets	$176,774	$81,875

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	7,887	9,797
Other current liabilities	22,159	13,590
Convertible debt	100,000	—
Other long-term liabilities	1,301	4,331
Stockholders’ equity	45,427	54,157
Total liabilities and stockholders’ equity	$176,774	$81,875